Exhibit 3

MANUAL FOR SHAREHOLDERS' PARTICIPATION AT THE 2018 EXTRAORDINARY GENERAL MEETING

TABLE OF CONTENTS

1.       Message from the management

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2.       Invitation

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3.       The GM

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4.       Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder

4.2. Legal Entity Shareholder

4.3. Investment Fund Shareholder

4.4. ADR Holders

4.5. Remote Voting Bulletin

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5.       Call notice of the Annual General Meeting of 05/14/2018

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6.       Explanatory texts for the matters to be resolved upon at the GM

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7.       Related documents and links

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8.       Exhibit I – Power of Attorney

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9.    Exhibit II – Remote Voting Bulletin

1. MESSAGE FROM THE MANAGEMENT

Dear Shareholders,

We invite you to take part in the next  Extraordinary General Meeting (“Meeting” or “GM”) of Oi S.A – In Judicial Reorganization (“Oi” or “Company”), called for May 14, 2018, at 11 a.m., at the Company’s headquarters, located at Rua do Lavradio, No. 71, Centro, City and State of Rio de Janeiro, which will deliberate: (i) the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017; (ii) the proposal for allocation of the results for the fiscal year ended December 31, 2017.

As clarified in a Material Fact disclosed to the market on March 28, the balance sheet reflects accounting adjustments made by the Company, as a result of the Judicial Reorganization process. As discussed in such Material Fact, these accounting effects have no impact on cash or EBITDA for the years ended December 31, 2016 and 2017, do not affect the Judicial Reorgnaization Plan approved in December 2017 and ratified in January 2018 and also do not affect the financial flows used in the evaluation of the company and its subsidiaries.

We thank you for the trust in Oi and its Management, reaffirming our goal of continuing to work to comply with the principles of transparency, equity, accountability, corporate responsibility and ethics.

We count on you being there, in the Company’s best interests. Your vote is very important to Oi.

Yours,

Eurico de Jesus Teles Neto

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

2. INVITATION

EXTRAORDINARY GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

DATE

May 14, 2018

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TIME

11 a.m.

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PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

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DIRECTIONS

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3. The GM

The Company’s management invites Oi’s Shareholders to gather at the Extraordinary General Meeting to resolve upon the following matters:

(i)                  Examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017; and

(ii)                Deliberate the proposal for allocation of the results for the fiscal year ended December 31, 2017.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

For the Meeting to be convened at first call, the presence of Shareholders representing at least one-quarter (1/4) of the voting share capital shall be necessary, pursuant to Article 125 of Law 6,404/1976. If there is no sufficient quorum for the meeting to be called, the Company shall later announce a new date for it to be held, at second call, at which point the Meeting shall be held with the presence of any number of shareholders.

If there is a quorum, the AGM shall be convened by the Chairman of the Board of Directors. If the Chairman is absent or impeded, the Meeting shall be convened by any Director in attendance, chosen by the Meeting. In case of absence and/or impediment of any Director, in observance of the procedures above, it shall be incumbent upon the shareholders present at the Meeting to elect the chairman of the presiding board, who shall be responsible for choosing the respective secretary.

The preferred shares shall have the right to vote in the matters which shall be resolved in this Meeting, pursuant to Paragraph 3 of Article 13 of the Company's Bylaws and Paragraph 1 of Article 111 of Law 6,404/76 and shall always vote jointly with the ordinary shares.

Each share shall grant the right to one vote at the Meeting’s resolutions, in compliance with the limitation to the voting rights set forth in Article 72 of the Bylaws. Said article states that any shareholder or group of shareholders representing the same interest or bound by a voting agreement, which hold or may hold, at any time, individually or jointly, an interest greater than 15% of the number of shares into which the voting capital is divided, shall have their voting rights limited to 15% of the number of voting shares, not counting the votes that exceed such limit. According to paragraph 5 of Article 72 of the Bylaws, for the purposes of calculating the percentages set forth above, the shares held by (a) third parties in their own name, but on behalf of the shareholder; (b) a controlling company, controlled company, affiliate or company under the common control of the shareholder; (c) a holder of voting rights for which the shareholder has entered an agreement for the exercise thereof; or (d) members of the management and supervisory bodies of the shareholder, are considered as belonging to the shareholder.

The Judge of the 7th Corporate Court of the Judicial District of the Capital City of the State of Rio de Janeiro, fully agreeing with the opinion of the Public Prosecutor’s Office, suspended the political rights of the signatories of the minutes of the Extraordinary General Meeting of February 7, 2018, with the exception of those that abstained from voting, until the execution of the capital increase set forth in the Company’s judicial reorganization plan.

On account of such decision, shareholders Bratel S.À.R.L, Société Mondiale Fundo de Investimento em Ações, Petrorio S.A. and Aurélio Valporto, among others, have their rights suspended and are, therefore, prevented from voting in the GM.

The deliberations made at the GM shall be made by the absolute majority of votes, excluding abstentions, shareholders prevented from voting due to court decision or votes exceeding the limit to the voting rights referred to in the paragraph above, all which shall be, however, considered for the calculation of the quorum for the holding of the meeting.

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Item (i) is intended to show the Shareholders an overview of the results of the 2017 fiscal year. The management accounts are stated in the Management’s Report and in the financial statements, which (i) were approved by Oi’s Board of Directors on April 12, 2018; and (ii) received a favorable opinion by the Fiscal Council. The financial statements were subject of a Report on the Individual and Consolidated Financial Statements prepared by the independent auditors of the Company, BDO RCS Auditores Independentes SS (“Report”).

Item (ii) above consists of determining the allocation of the results found by the Company in the 2017 fiscal year.

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Management in order to approve the matters of the Agenda.

The material and information related to the matter to be submitted for approval at the GM are available at the Company’s Headquarters and at the Company website (www.oi.com.br/ri and of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) and the São Paulo Stock Exchange (B3).

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4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate in the Meeting in person or through duly appointed attorneys-in-fact, pursuant to the terms in paragraph 1 of Article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early to the Meeting, so that the documents needed for their participation may be reviewed.

In case of any doubt with respect to the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

Shareholders may exercise their rights to vote remotely by completing a remote voting bulletin regarding the Meeting set forth in Exhibit II to this Manual (“Remote Voting Bulletin”). The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We request that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by May 9, 2018, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to be represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian shareholders, except that the documents  must be notarized by a Notary Public duly authorized to exercise such power, certified by the Brazilian consulate and translated into Portuguese by a sworn translator prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

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It is hereby stated that despite the deadline referred to above, any shareholder that shows up by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.2. Legal Entity Shareholder

We request that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by May 9, 2018, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and a certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documentsmust be translated into Portuguese prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting, with the required documents, may take part and vote in the Meeting, even if the documents were not previously submitted.

4.3. Investment Fund Shareholder

We request that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by May 9, 2018, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With respect to to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian shareholders, except that the corporate documents, must be translated into Portuguese prior to being sent to the Company.

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We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.4. ADR Holders

For ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs) in the United States  is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if  the documents were not previously submitted.

4.5. Remote Voting Bulletin

Any shareholder that opts to exerciseits remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the completion instructions to able service providers, pursuant to the guidelines below:

4.5.1. Exercise of vote through service providers - Remote voting system:

Any shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents to verify the procedures established thereby for the issuance of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481/09 (“ICVM 480”), the Central Depository of B3, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ), as the case may be.

4.5.2. Submission of the bulletin by the shareholder directly to the Company:

Any shareholder that opts to exercise their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Company’s Investor Relations Office(in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8th floor, Leblon, CEP 22430-190):

(i)         Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)        Certified copy of the following documents:

(a)        For individuals, an official and valid identity document of the shareholder, with pictures.

(b)        For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) an official and valid identity document of the legal representative of the shareholder, with pictures.

(c)        For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be); and (iv) an official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

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Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) a certified signature; and (ii) a simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the Meeting, that is, by May 7, 2018. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in Article 21-U of ICVM 481, the Company shall notify the shareholder, through the e-mail address provided in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or, if necessary, the procedures and terms for rectification or new submission.

Any shareholder participating in the fungible custody of shares of B3 that opts to exercise their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by B3).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, at its electronic address (invest@oi.net.br), of any movement of the shares held thereby between the base date of such statement and the date of the Meeting, along with proof of said share movement.

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5. CALL NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF 05/14/2018

The Call Notice of the GM shall be published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro, in the April 13, 16 and 17, 2018 editions.

Oi S.A. – In Judicial Reorganization

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) hereby calls the Shareholders to an Extraordinary General Shareholders Meeting, to be held on May 14, 2018, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, City and State of Rio de Janeiro, to discuss the following agenda:

        I.            Examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017; and

     II.            Deliberate the proposal for allocation of the results for the fiscal year ended December 31, 2017.

GENERAL INSTRUCTIONS:

1. The documentation and the information connected to the matters to be deliberated in the Meeting are available at the Company’s headquarters, in the Shareholders Participation Manual, at the Company’s Investors Relations webpage (www.oi.com.br/ri), as well as on the website of the Brazilian Securities and Exchange Commission (www.cvm.gov.br), pursuant to CVM Ruling No. 481/09, and on the website of B3 (http://www.bmfbovespa.com.br/) for examination by the Shareholders.

2. On March 28, 2018, the Company disclosed a Material Fact stating that due to the complexity of the impact of the approval the Judicial Reorganization Plan on the independent audit of the Company's financial statements for the fiscal year of 2017, specifically with respect to quality and adequacy of the accounting treatment, the Company would not disclose its financial statements for the fiscal year of 2017 on that date. The Company's audited financial statements for the year 2017 were disclosed on April 12, 2018.

3. We ask that any shareholder who wishes to personally take part in the Meeting or to be represented by an attorney-in-fact to submit the following documents, at Rua Humberto de Campos No. 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., within two (2) business days prior to the holding of the Meeting, to the attention of the Corporate Management and M&A: (i) for Legal Entities: notarized copies of the Instrument of Incorporation, Bylaws or Articles of Incorporation, minutes of election of the Board of Directors (if applicable), and minutes of election of the Executive Office containing the election of the legal representative(s) attending the Meeting; (ii) for Individuals: notarized copies of the shareholder’s identity

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document (“ID”) and Individual Taxpayers’ Register (CPF) Number; and (iii) for Investment Funds: notarized copies of the Fund’s regulations and Bylaws or Articles of Incorporation of the Fund’s administrator, as well as minutes of the election of the legal representative(s) attending the Meeting. In addition to the documents indicated in (i), (ii) and (iii), as the case may be, when the shareholder is represented by proxy by an attorney, they shall send, together with said documents, the respective power of attorney, granting special powers and containing a certified signature, as well as certified copies of the ID(s) and minutes of the election of the legal representative(s) that signed the power of attorney that proves that the attorney has the power to represent their client, in addition to the ID and CPF of the attorney in attendance. This measure is intended to speed up the process of registration of the shareholders attending the Meeting. Holders of preferred shares will have the right to vote on all measures subject to deliberation and contained in the Agenda of the General Shareholders Meeting, called herein, pursuant to Paragraph 3 of Article 13 of the Company’s Bylaws and Paragraph 1 of Article 111 of Law 6,404/76, and will vote together with the common shares.

4. The Shareholder that takes part in Fungible Custody of Registered Shares of Stock Exchanges, who wishes to take part in this Meeting, shall submit a statement issued within two (2) days before the meeting, containing their respective share interest, provided by the custodian body.

5.  Finally, in order to facilitate and encourage the participation of its shareholders in the Extraordinary General Shareholders Meeting (Assembleia Geral Extraordinária – “AGE”) and, in compliance with the rules of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – “CVM”), specifically CVM Instructions No. 481/09, as amended by CVM Instructions No. 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, either through their respective custody agents or directly to the Company, a Remote Voting Bulletin, as provided by the Company on its Investor Relations website, as well as on the CVM and B3 websites, together with the other documents to be discussed at the AGE, subject to the guidelines contained in the Remote Voting Bulletin.

Rio de Janeiro, April 12, 2018.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE GM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), B3.

To help you make a decision regarding the matters listed in the GM Call Notice, we recommend a thorough reading of the Management’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

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7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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8. EXHIBIT I – Power of Attorney

POWER OF ATTORNEY	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Ordinária da Companhia, a ser realizada em primeira convocação no dia 14 de maio de 2018, às 11h, na Sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Card No. [], registered in the individual Taxpayers’ Register (CPF/MF) under No. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – Under Judicial Reorganization, (“Company”), in the Company’s Annual General Meeting to be held on first call on May 14th, 2018, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Meeting”) “”and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend the Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Examinar, discutir e votar o Relatório da Administração e as Demonstrações Financeiras relativos ao exercício social encerrado em 31 de dezembro de 2017;

A favor (    )   Contra (    )   Abstenção (    )

(2) Deliberar sobre a proposta de destinação do resultado do exercício social encerrado em 31 de dezembro de 2017;

A favor (    )   Contra (    )   Abstenção (    )

(1) Examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017;

Approve (    )   Disapprove (    )    Abstention (    )

(2) Examine, discuss and vote on the Management Proposal for the allocation of the results for the fiscal year ended December 31, 2017;

Approve (    )   Disapprove (    )    Abstention (    )

)

[Cidade], [dia] de [mês] de [ano]               /               [City], [Month] [day], [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / certified signature)

Cargo / Title

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9. EXHIBIT II – Remote Voting Bulletin

REMOTE VOTING BULLETIN EXTRAORDINARY GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION TO BE HELD OF 05/14/2018
1. Name and address of the shareholder: Name: E-mail:
2. National Register of Legal Entities (CNPJ) or Individual Taxpayer’s Register (CPF) of the shareholder:

3. Filling instructions:

This Remote Voting Bulletin refers to the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization (“Company”) to be held on May 14, 2018, at 11 a.m., (“Meeting” or “GM”), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 (“Corporate Law”) and CVM Ruling No. 481/2009 (“ICVM 481”).

If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting bulletin to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;

- all pages must be initiated;

- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the bulletin; and

- the certification of the signatures in the bulletin will be required.

The shareholders who choose to exercise their voting right through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company’s Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4. Delivery instructions, indicating the option of sending it directly to the company or to send filling instructions to the bookkeeping agent or custodian:

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this bulletin directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

4.1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through bulletin, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

4.2. Submission of bulletin by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of bulletin directly to the Company, shall send the following documents to the Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                  Hard copy of the bulletin, duly filled, initialed and signed; and

(ii)                Certified copy of the following documents:

(a)                For individuals, official and valid identification document, with photo.

(b)                For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder’s representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.

(c)                For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv) official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.

The bulletin, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before May 7, 2018. Bulletins received by the Company after such period will not be considered.

As provided in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company will communicate to the shareholder, through e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.

The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of bulletin directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

5. Post-office and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

6. Indication of the institution engaged by the company to provide the security bookkeeping service:

Bookkeeping Agent: Banco do Brasil

Phone: (21) 3808-3715

The shareholder may send remote voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws.

7. Resolutions: 7.1 Examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2017: [ ] Approve [ ] Reject [ ] Abstain

7.2 Deliberate the proposal for allocation of the results for the fiscal year ended December 31, 2017: [ ] Approve [ ] Reject [ ] Abstain

8. If a second call is necessary regarding the GM, the voting instructions included in this Remote Voting Bulletin may be considered also in the event of resolution for the matters of the GM at a second call?

[ ] Approve [ ] Reject [ ] Abstain

[City], [date]

_____________________________________________

[Name of the Shareholder]

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